Douglas Emmett

Earnings Results & Operating Information

First Quarter 2014

Executive Summary

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal submarkets of Southern California and Hawaii. Our properties are concentrated in ten submarkets - Beverly Hills, Brentwood, Burbank, Century City, Honolulu, Olympic Corridor, Santa Monica, Sherman Oaks/Encino, Warner Center/Woodland Hills and Westwood. We focus on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods with significant supply constraints, high-end executive housing and key lifestyle amenities. We operate as a REIT and we are listed on the New York Stock Exchange under the symbol DEI.

FIRST QUARTER 2014 DEVELOPMENTS

•
Financial Results: For the first quarter of 2014 compared to the first quarter of 2013, we increased our Funds From Operations (FFO) by 8.4% to $69.5 million, our Adjusted Funds From Operations (AFFO) by 13.7% to $57.0 million, and our GAAP net income attributable to common stockholders by 7.4% to $13.0 million.

•	Same Property Cash NOI: Our 2014 same property cash NOI increased by 1.7% compared to 2013.

•
Office Fundamentals: We continue to achieve higher net effective rents year over year in all of our submarkets except for Warner Center, and to increase the percentage of our new leases with annual rent bumps in excess of 3%. The average straight-line value of the leases that we signed during the first quarter was 4.7% greater than the expiring leases for the same space, while our cash roll down improved to negative 7.3%. On a mark to market basis, the asking rents for our total office portfolio now average 2.4% higher than our in-place rents. During the first quarter, our total office portfolio leased rate declined to 91.6% and our occupied percentage declined to 89.9%. Although we leased over 700,000 square feet for the quarter, we were not able to offset the headwinds from move-outs, including the expected AIG downsizing. Leasing interest during the quarter was strong, and in April, we signed over 400,000 square feet of leases, our best month as a public company.

•	Multifamily Fundamentals: Our multifamily portfolio was essentially fully leased, with average asking rents 5.9% higher than in the first quarter of 2013.

•
Debt: At March 31, 2014, our net consolidated debt to enterprise value was 40%, with no remaining debt maturities in 2014. In February 2014, we refinanced a $16.1 million loan, extending the maturity date to March 1, 2016 and lowering the interest rate to LIBOR + 1.60%.

•
Development: Development in our markets remains severely constrained by restrictive zoning laws and well organized community groups. However, we are making continued progress on the two residential projects in our current development pipeline. We are scheduled to break ground on an additional 496 apartments at our Moanalua Hillside Apartments in Honolulu in the middle of this year and on a 376 unit high-rise apartment project in Brentwood, California in 2015. For details, please see page 22.

•
Dividends: On April 15, 2014, we paid a quarterly cash dividend of $0.20 per share, or $0.80 on an annualized basis per share, to our shareholders of record on March 31, 2014. Our strong 60% AFFO payout ratio gives us ample liquidity as well as room for additional dividend growth.

•	Guidance: We are maintaining our 2014 full year FFO guidance of $1.57 to $1.63 per diluted share and our AFFO guidance of $1.18 to $1.24 per diluted share. For details, please see page 23.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Forward Looking Statements
This First Quarter 2014 Earnings Results and Operating Information supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

Company Overview

Corporate Data
as of March 31, 2014

Office Portfolio	Consolidated	Total Portfolio(1)
Number of office properties	52	60
Square feet (in thousands)	13,272	15,095
Leased rate	91.4%	91.6%
Occupied rate	89.8%	89.9%

Multifamily Portfolio		Consolidated
Number of multifamily properties		9
Number of multifamily units		2,868
Multifamily leased rate		99.5%

Market Capitalization (in thousands, except price per share)
Closing price per share of common stock (NYSE:DEI)	$27.14
Shares of common stock outstanding	143,673
Fully diluted shares outstanding	176,123
Equity capitalization(2)	$4,779,980
Net debt(3)	$3,208,220
Total enterprise value	$7,988,200
Net debt/total enterprise value	40%

_______________________________________________

(1)	Our total portfolio includes two unconsolidated institutional real estate funds in which we own significant equity interests.

(2)	Equity capitalization represents our fully diluted shares multiplied by the closing price of our stock on March 31, 2014.

(3)	Net debt represents our consolidated debt, net of our cash and cash equivalents. Net debt excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Company Overview

Property Map
as of March 31, 2014

Los Angeles Submarkets

Warner Center/Woodland Hills
LA Pierce College
101
405
Tarzana
Encino/Sherman Oaks
Valley Glen
Valley Village
North Hollywood
NoHo Arts District
5
Verdugo Hills
210
Burbank
134
Toluca Lake
Universal Studios
Hollywood Knolls
Glendale
Occidental College
SANTA MONICA MOUNTAINS
101
405
Hollywood
West Hollywood
5
Dodger Stadium
Bel Air Country Club
Getty Museum
UCLA
Beverly Hills
Miracle Mile
Los Angeles
Westwood
Koreatown
Century City
Malibu
Pacific Palisades
Brentwood
10
DOWNTOWN
Santa Monica
Olympic Corridor
10
Santa Monica Municipal Airport
USC
5
Culver City
Crenshaw
405
110
Santa Monica Bay
N
PACIFIC OCEAN
Marina del Rey
Loyola Marymount University

- Warner Center/Woodland Hills
- Santa Monica
- Beverly Hills
- Westwood
- Burbank
- Century City
- Brentwood
- Encino/Sherman Oaks
- Olympic Corridor

Village Park
H2
Pearl City
Waimalu
Alea
Waipahu
Halawa
H1
Honolulu
Ewa Beach
Iroquois Point
Honolulu International Airport
MAMALA BAY
N

Honolulu Submarket

Company Overview

Board of Directors and Executive Officers
as of March 31, 2014

OUR BOARD OF DIRECTORS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc.
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Dr. David T. Feinberg	Chief Executive Officer – University of California, Los Angeles (UCLA) Hospital System, Associate Vice Chancellor – UCLA Health Sciences
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

OUR EXECUTIVE OFFICERS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Theodore E. Guth	Chief Financial Officer

CORPORATE OFFICES

808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at douglasemmett.com or contact:

Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

Financial Results

Consolidated Balance Sheets
(in thousands)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Investment in real estate:
Land	$867,284	$867,284
Buildings and improvements	5,391,132	5,386,446
Tenant improvements and lease intangibles	774,161	759,003
Investment in real estate, gross	7,032,577	7,012,733
Less: accumulated depreciation	(1,546,018)	(1,495,819)
Investment in real estate, net	5,486,559	5,516,914

Cash and cash equivalents	12,420	44,206
Tenant receivables, net	1,761	1,760
Deferred rent receivables, net	70,948	69,662
Acquired lease intangible assets, net	3,607	3,744
Investment in unconsolidated real estate funds	180,258	182,896
Other assets	55,903	28,607
Total assets	$5,811,456	$5,847,789

Liabilities
Secured notes payable	$3,220,640	$3,241,140
Interest payable, accounts payable and deferred revenue	63,706	52,763
Security deposits	35,572	35,470
Acquired lease intangible liabilities, net	55,854	59,543
Interest rate contracts	57,459	63,144
Dividends payable	28,735	28,521
Total liabilities	3,461,966	3,480,581

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,437	1,426
Additional paid-in capital	2,664,227	2,653,905
Accumulated other comprehensive income (loss)	(46,402)	(50,554)
Accumulated deficit	(650,139)	(634,380)
Total Douglas Emmett, Inc. stockholders' equity	1,969,123	1,970,397
Noncontrolling interests	380,367	396,811
Total equity	2,349,490	2,367,208
Total liabilities and equity	$5,811,456	$5,847,789

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Financial Results

Consolidated Operating Results
(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013

Revenues:
Office rental:
Rental revenues	$98,613	$97,370
Tenant recoveries	10,907	10,585
Parking and other income	19,567	18,468
Total office revenues	129,087	126,423

Multifamily rental:
Rental revenues	18,310	17,562
Parking and other income	1,479	1,473
Total multifamily revenues	19,789	19,035

Total revenues	148,876	145,458

Operating Expenses:
Office expenses	43,356	41,309
Multifamily expenses	5,133	5,009
General and administrative	6,811	7,096
Depreciation and amortization	50,199	46,024
Total operating expenses	105,499	99,438

Operating income	43,377	46,020

Other income	4,287	777
Other expenses	(1,453)	(367)
Income, including depreciation, from unconsolidated real estate funds	1,113	1,189
Interest expense	(31,838)	(32,832)
Acquisition-related expenses	(28)	(175)
Net income	15,458	14,612
Less: Net income attributable to noncontrolling interests	(2,482)	(2,530)
Net income attributable to common stockholders	$12,976	$12,082

Net income per common share – basic	$0.09	$0.08
Net income per common share – diluted	$0.09	$0.08

Weighted average shares of common stock outstanding - basic	143,140	142,440
Weighted average shares of common stock outstanding - diluted	175,751	174,579

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Financial Results

Consolidated Funds From Operations & Adjusted Funds From Operations
(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Funds From Operations (FFO)
Net income attributable to common stockholders	$12,976	$12,082
Depreciation and amortization of real estate assets	50,199	46,024
Net income attributable to noncontrolling interests	2,482	2,530
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds	3,866	3,508
FFO	$69,523	$64,144

Adjusted Funds From Operations (AFFO)
FFO	$69,523	$64,144
Straight-line rent	(1,286)	(1,960)
Net accretion of acquired above and below market leases	(3,552)	(4,054)
Amortization of interest rate contracts and deferred loan costs	1,021	1,170
Recurring capital expenditures, tenant improvements and leasing commissions	(10,884)	(11,245)
Non-cash compensation expense	2,350	2,541
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds	(191)	(474)
AFFO	$56,981	$50,122

Weighted average share equivalents outstanding - diluted	175,751	174,579
FFO per share- diluted	$0.40	$0.37
AFFO per share- diluted	$0.32	$0.29
Dividends per share	$0.20	$0.18
AFFO payout ratio	60.36%	61.70%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Financial Results

Consolidated Same Property(1) Statistical & Financial Data
(unaudited and in thousands, except statistics)

	As of March 31,
	2014	2013
Same Property Office Statistics
Number of properties	49	49
Rentable square feet (in thousands)	12,776	12,774
Ending % leased	91.4%	91.9%
Ending % occupied	89.9%	89.9%
Quarterly average % occupied	90.3%	89.9%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased(2)	99.5%	99.6%

	Three Months Ended March 31,		% Favorable
	2014	2013	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$125,065	$125,323	(0.2)%
Total office expenses	(41,564)	(40,879)	(1.7)%
Office NOI	83,501	84,444	(1.1)%

Total multifamily revenues	19,789	19,035	4.0%
Total multifamily expenses	(5,133)	(5,009)	(2.5)%
Multifamily NOI	14,656	14,026	4.5%

Same Property NOI - GAAP basis	$98,157	$98,470	(0.3)%

Same Property Net Operating Income - Cash Basis
Total office revenues	$121,803	$120,203	1.3%
Total office expenses	(41,609)	(40,924)	(1.7)%
Office NOI	80,194	79,279	1.2%

Total multifamily revenues	18,944	18,193	4.1%
Total multifamily expenses	(5,133)	(5,009)	(2.5)%
Multifamily NOI	13,811	13,184	4.8%

Same Property NOI - cash basis	$94,005	$92,463	1.7%

____________________________________________________

(1)
Our same property statistics and NOI include all of our consolidated properties other than (i) a 225,000 square foot office property in Beverly Hills that we acquired in May 2013, (ii) a 191,000 square foot office property in Encino that we acquired in August 2013, and (iii) a 79,000 square foot office property in Honolulu (a joint venture in which we own a two thirds interest) which is currently undergoing a repositioning.

(2)
In calculating the percentage of units leased, we removed from the numerator and denominator 21 units at one property which are temporarily unoccupied as a result of damage related to a fire. The lost rent from those units is being covered by insurance.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Financial Results

Reconciliation of Same Property NOI to GAAP Net Income
(unaudited and in thousands)

	Three Months Ended March 31,
	2014	2013

Same property office revenues - cash basis	$121,803	$120,203
GAAP adjustments per definition of NOI - cash basis	3,262	5,120
Same property office revenues - GAAP basis	125,065	125,323

Same property office expenses - cash basis	(41,609)	(40,924)
GAAP adjustments per definition of NOI - cash basis	45	45
Same property office expenses - GAAP basis	(41,564)	(40,879)

Office NOI - GAAP basis	83,501	84,444

Same property multifamily revenues - cash basis	18,944	18,193
GAAP adjustments per definition of NOI - cash basis	845	842
Same property multifamily revenues - GAAP basis	19,789	19,035

Same property multifamily expenses - cash basis	(5,133)	(5,009)
GAAP adjustments per definition of NOI - cash basis	—	—
Same property multifamily expenses - GAAP basis	(5,133)	(5,009)

Multifamily NOI - GAAP basis	14,656	14,026

Total same property NOI - GAAP basis	98,157	98,470
Non-comparable office revenues	4,022	1,100
Non-comparable office expenses	(1,792)	(430)
Total NOI - GAAP basis	100,387	99,140
General and administrative	(6,811)	(7,096)
Depreciation and amortization	(50,199)	(46,024)
Operating income	43,377	46,020
Other income	4,287	777
Other expense	(1,453)	(367)
Income, including depreciation, from unconsolidated real estate funds	1,113	1,189
Interest expense	(31,838)	(32,832)
Acquisition-related expenses	(28)	(175)
Net income	15,458	14,612
Less: Net income attributable to noncontrolling interests	(2,482)	(2,530)
Net income attributable to common stockholders	$12,976	$12,082

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Financial Results

Operating Results of Unconsolidated Real Estate Funds(1)
(unaudited and in thousands)

	Three Months Ended March 31,
Summary Income Statement of Unconsolidated Real Estate Funds(2)	2014	2013

Office revenues	$16,355	$15,382
Office expenses	(6,442)	(5,972)
NOI	9,913	9,410
General and administrative	(31)	(67)
Depreciation and amortization	(6,631)	(6,493)
Operating income	3,251	2,850
Other income	28	—
Interest expense	(2,867)	(2,508)
Net income	$412	$342

FFO of Unconsolidated Real Estate Funds(2)

Net income	$412	$342
Add back: depreciation and amortization	6,631	6,493
FFO	$7,043	$6,835

Our Share of the Unconsolidated Real Estate Funds FFO

Our share of the unconsolidated real estate funds' net income	$325	$399
Add back: our share of the funds' depreciation and amortization	3,862	3,692
Equity allocation and basis difference	788	790
Our share of the unconsolidated real estate funds' FFO	$4,975	$4,881
__________________________________________________

(1)
We manage and own significant equity interests in two unconsolidated institutional real estate Funds, which own a combined eight Class A office properties, totaling 1.8 million square feet, in our submarkets.  Our ownership interest entitles us to a pro rata share of any distributions based on our ownership (a weighted average of approximately 60% at March 31, 2014 based on square footage), additional distributions based on the total invested capital, and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

(2)	These amounts represent 100% (not our pro-rata share) of the amounts related to the Funds on a combined basis.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Financial Results

Consolidated Debt Balances
(as of March 31, 2014, unaudited and in thousands)

Description	Maturity Date		Principal Balance		Effective Annual Rate (2)		Swap Maturity Date

Term Debt(1)
Fannie Mae loan	2/1/2015		$111,920		DMBS + 0.707%	(3)	--
	3/1/2016		16,140	(4)	LIBOR + 1.60%		--
Fannie Mae loan	3/1/2016		82,000		LIBOR + 0.62%		--
Fannie Mae loan	6/1/2017		18,000		LIBOR + 0.62%		--
	10/2/2017		400,000		LIBOR + 2.00%		7/1/2015
	4/2/2018		510,000		LIBOR + 2.00%		4/1/2016
	8/1/2018		530,000		LIBOR + 1.70%		8/1/2016
	8/5/2018		355,000	(5)	N/A		--
	2/1/2019		155,000	(6)	N/A		--
	6/5/2019		285,000	(7)	N/A		--
	3/1/2020	(8)	350,000	(9)	N/A		--
	11/2/2020		388,080		LIBOR + 1.65%		11/1/2017
Total Term Debt(1)			$3,201,140
Revolving credit facility	12/11/2017		19,500		LIBOR + 1.40%	(10)	--
Total Debt			$3,220,640
_________________________________________________________________________

(1)
As of March 31, 2014, (i) the weighted average remaining life of our outstanding term debt was 4.5 years; (ii) of the $2.97 billion of debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 4.8 years, the weighted average remaining period during which interest was fixed was 3.1 years and the weighted average annual interest rate was 4.05%; and (iii) including the non-cash amortization of interest rate contracts and prepaid financing, the effective weighted average interest rate was 4.18%. Except as otherwise noted, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity.

(2)	Includes the effect of interest rate contracts and excludes amortization of prepaid financing, all shown on an actual/360-day basis.

(3)	The loan has a $75.0 million tranche bearing interest at DMBS + 0.76% and a $36.9 million tranche bearing interest at DMBS + 0.60%.

(4)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(5)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization schedule.

(6)	Interest-only until February 2015, with principal amortization thereafter based upon a 30-year amortization schedule.

(7)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization schedule.

(8)	Interest rate is fixed until until March 1, 2018, and is floating thereafter, with principal amortization commencing after March 2014 based upon a 30-year amortization schedule.

(9)	We have two one-year extension options to extend the maturity as late as March 1, 2020, subject to meeting certain conditions.

(10)	$300.0 million revolving credit facility secured by 3 separate collateral pools consisting of a total of 6 properties. Unused commitment fees range from from 0.15% to 0.20%.

Unconsolidated Debt Balances
(as of March 31, 2014, unaudited and in thousands)

Maturity Date	Principal Balance	Our Share of Principal		Effective Annual Rate	Swap Maturity Date

4/1/2016	$52,891	$12,828	(1)	5.67%	--
5/1/2018	325,000	222,980	(2)	2.35%	5/1/2017
	$377,891	$235,808
_________________________________________________________________________

(1)	Loan to one of our unconsolidated Funds secured by one property. Requires monthly payments of principal and interest.

(2)	Loan to one of our unconsolidated Funds secured by six properties. Requires monthly payments of interest only, with outstanding principal due upon maturity.
NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Summary
as of March 31, 2014

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket

Beverly Hills	8	1,643,911	10.9%	7,741,422	21.2%
Brentwood	14	1,700,889	11.3	3,356,126	50.7
Burbank	1	420,949	2.8	6,733,458	6.3
Century City	3	916,952	6.1	10,064,599	9.1
Honolulu	4	1,716,708	11.4	5,088,599	33.7
Olympic Corridor	5	1,098,073	7.3	3,014,329	36.4
Santa Monica	8	972,795	6.4	8,700,348	11.2
Sherman Oaks/Encino	12	3,372,129	22.3	6,171,530	54.6
Warner Center/Woodland Hills	3	2,855,911	18.9	7,203,647	39.6
Westwood	2	396,808	2.6	4,443,398	8.9
Total	60	15,095,125	100.0%	62,517,456	24.1

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Percentage Leased And In-Place Rents
as of March 31, 2014

Office Annualized Rent by Submarket

Burbank 3%
Honolulu 10%
Westside LA 52%
Warner Center/Woodland Hills 14%
Sherman Oaks/Encino 21%

Submarket	Percentage Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot

Beverly Hills	96.1%	$63,119,181	$41.72	$3.48
Brentwood	91.5	54,977,048	36.83	3.07
Burbank	100.0	15,234,153	36.19	3.02
Century City	99.2	34,011,394	37.94	3.16
Honolulu(3)	87.9	48,572,186	33.73	2.81
Olympic Corridor	92.2	30,534,568	30.73	2.56
Santa Monica(4)	97.3	51,360,879	54.53	4.54
Sherman Oaks/Encino	93.8	97,901,540	31.76	2.65
Warner Center/Woodland Hills	82.3	64,175,715	28.37	2.36
Westwood	94.3	12,730,314	35.17	2.93
Total / Weighted Average	91.6	$472,616,978	35.26	2.94

Recurring Office Capital Expenditures per Rentable Square Foot

For the three months ended March 31, 2014				$0.04

_______________________________________________________________

(1)	Includes 249,277 square feet with respect to signed leases not yet commenced.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced).

(3)	Includes $2,700,053 of annualized rent attributable to a health club that we operate.

(4)	Includes $1,332,386 of annualized rent attributable to our corporate headquarters.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Tenant Diversification
as of March 31, 2014

Percentage of Annualized Office Rent by Lease Size

Remaining leases < 20,000 sqft (2,406 leases, avg size: 3,700 sqft) 65.8%
Other leases > 20,000 sqft (100 leases, avg size: 35,600 sqft) 26.4%
Time Warner 4.8%
William Morris Endeavor 2.0%
Macerich 1.0%

Individual tenants paying more than 1% of aggregate Annualized Rent(1):

Tenant	Number of Leases	Number of Properties	Lease Expiration(2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(3)	4	4	2015-2023	625,750	4.1%	$22,567,758	4.8%
William Morris Endeavor	1	1	2027	181,215	1.2	9,312,648	2.0
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,803,882	1.0
Total	6	6		897,797	5.9%	$36,684,288	7.8%

(1) Based on minimum base rent in leases expiring after March 31, 2014.

(2) Expiration dates are per leases and do not assume exercise of renewal, extension or termination options.  For tenants with multiple leases, the range shown reflects all leases other than storage and similar leases.

(3) Includes a 10,000 square foot lease expiring in April 2015, a 150,000 square foot lease expiring in April 2016 (the existing subtenant has leased 101,000 square feet of this space commencing on expiration of the current lease and continuing until July 2023), a 421,000 square foot lease expiring in September 2019 and a 45,000 square foot lease expiring in December 2020.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Lease Distribution
as of March 31, 2014

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total

2,500 or less	1,277	50.8%	1,757,137		11.6%	$61,371,865	13.0%
2,501-10,000	922	36.7	4,378,079		29.0	148,731,322	31.5
10,001-20,000	208	8.3	2,821,694		18.7	101,232,453	21.4
20,001-40,000	78	3.1	2,066,796		13.7	72,571,332	15.3
40,001-100,000	22	0.9	1,365,800		9.1	52,262,308	11.1
Greater than 100,000	5	0.2	1,015,808		6.7	36,447,698	7.7
Subtotal	2,512	100.0%	13,405,314	(1)	88.8%	472,616,978	100.0%
Signed leases not commenced			249,277		1.7
Available			1,273,506		8.4
Building Management Use			106,976		0.7
BOMA Adjustment(2)			60,052		0.4
Total	2,512	100.0%	15,095,125		100.0%	$472,616,978	100.0%

(1) Average tenant size is approximately 5,300 square feet. Median tenant size is approximately 2,500 square feet.
(2) Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Industry Diversification
as of March 31, 2014

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	504	19.1%
Financial Services	325	14.2
Entertainment	175	13.8
Real Estate	189	8.7
Accounting & Consulting	305	8.6
Health Services	321	8.1
Insurance	120	7.0
Retail	188	6.6
Technology	115	4.5
Advertising	68	2.5
Public Administration	71	2.4
Educational Services	27	1.7
Other	104	2.8
Total	2,512	100.0%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Lease Expirations
as of March 31, 2014

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at March 31, 2014	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	47	163,796	1.1%	$4,853,642	1.0%	$29.63	$29.65
2014	281	1,269,026	8.4	44,666,963	9.4	35.20	35.36
2015	529	2,021,681	13.4	69,814,823	14.8	34.53	35.57
2016	492	2,057,069	13.6	70,550,218	14.9	34.30	36.19
2017	395	1,939,409	12.8	65,642,099	13.9	33.85	36.80
2018	304	1,513,197	10.0	56,681,320	12.0	37.46	41.68
2019	177	1,423,946	9.4	49,507,541	10.5	34.77	39.24
2020	108	887,223	5.9	31,938,722	6.8	36.00	41.59
2021	65	629,805	4.2	22,583,162	4.8	35.86	41.65
2022	33	295,370	2.0	10,029,240	2.1	33.95	42.48
2023	39	601,594	4.0	19,491,090	4.1	32.40	42.09
Thereafter	42	603,198	4.0	26,858,158	5.7	44.53	58.53
Subtotal/Weighted Average	2,512	13,405,314	88.8	472,616,978	100.0	35.26	38.99
Signed leases not commenced		249,277	1.7
Available		1,273,506	8.4
Building Management Use		106,976	0.7
BOMA Adjustment(3)		60,052	0.4
Total/Weighted Average	2,512	15,095,125	100.0%	$472,616,978	100.0%	35.26	38.99

___________________________________________________

(1)	Represents annualized rent at March 31, 2014 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Quarterly Lease Expirations - Next Four Quarters
as of March 31, 2014

	Q2 2014	Q3 2014	Q4 2014	Q1 2015

Expiring SF(1)	435,808	320,624	512,594	487,736
Percentage of Portfolio	3.3%	2.4%	3.8%	3.6%
Expiring Rent per SF(2)	$36.65	$37.32	$33.03	$34.95

Detailed Submarket Data(3)		Q2 2014	Q3 2014	Q4 2014	Q1 2015

Beverly Hills	Expiring SF(1)	9,860	30,038	40,529	12,517
	Expiring Rent per SF(2)	$42.67	$47.42	$37.80	$36.69

Brentwood	Expiring SF(1)	24,760	38,563	98,549	56,536
	Expiring Rent per SF(2)	$32.08	$42.25	$32.80	$40.05

Century City	Expiring SF(1)	33,080	13,945	20,696	17,831
	Expiring Rent per SF(2)	$34.82	$40.05	$37.36	$37.82

Honolulu	Expiring SF(1)	46,651	33,123	31,203	48,733
	Expiring Rent per SF(2)	$32.89	$35.96	$34.11	$32.79

Olympic Corridor	Expiring SF(1)	54,929	31,979	26,786	55,610
	Expiring Rent per SF(2)	$35.26	$32.84	$33.75	$36.18

Santa Monica	Expiring SF(1)	35,801	28,563	20,269	10,715
	Expiring Rent per SF(2)	$73.15	$42.95	$63.82	$48.16

Sherman Oaks/Encino	Expiring SF(1)	52,750	54,879	83,898	175,913
	Expiring Rent per SF(2)	$33.28	$37.86	$34.86	$34.54

Warner Center/Woodland Hills	Expiring SF(1)	177,977	88,454	188,930	101,619
	Expiring Rent per SF(2)	$32.35	$31.32	$27.17	$31.22

Westwood	Expiring SF(1)	—	1,080	1,734	8,262
	Expiring Rent per SF(2)	$—	$35.23	$43.12	$33.43

_________________________________________________________________

(1)
Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of March 31, 2014, other than 163,796 square feet of short term leases. The variations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, although it is also impacted by the varying terms and square footage of the individual leases involved.

(2)	Includes the impact of rent escalations over the entire term of the expiring lease, and thus is not directly comparable to asking rents.

(3)
Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, these numbers should only be extrapolated with caution.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Leasing Activity
for the three months ended March 31, 2014

		Rentable Square feet	Percentage

Net Absorption During Quarter		(98,895)	(0.66)%

Office Leases Signed During Quarter	Number of leases	Rentable square feet	Weighted Average Lease Term (months)

New leases	65	178,920	62
Renewal leases	129	522,105	55
All leases	194	701,025	57

Change in Rental Rates for Office Leases Executed during the Quarter(1)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent(2)

Leases executed during the quarter	$35.65	$37.40	N/A
Prior leases for same space	$34.34	$35.72	$38.45
Percentage change	3.8%	4.7%	(7.3)%

Average Office Lease Transaction Costs (Per Square Foot)(3)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during quarter	$28.52	$5.51
Renewal leases signed during quarter	$17.04	$3.73
All leases signed during quarter	$19.97	$4.22

________________________________________________________________

(1)
Represents the average initial stabilized cash rents and straight-line on new and renewal leases executed during the quarter compared to the prior lease on the same space, excluding short term leases and new leases on space which had not been leased for at least a year.

(2)
The percentage change represents the difference in the starting cash rent on leases executed during the quarter compared to the expiring cash rent on the prior leases for the same space, which reflects the impact of rent escalations over the entire term of the expiring lease. The impact on cash revenues in the quarter was offset by the increase in cash revenues due to the annual rent escalations on the continuing in-place leases.

(3)	Represents weighted average tenant improvements and leasing commissions.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Multifamily Portfolio Summary
as of March 31, 2014

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	33%
Honolulu	2	1,098	38
Santa Monica	2	820	29
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood(1)	99.4%	$24,895,309	$2,248
Honolulu	99.4	20,563,284	1,571
Santa Monica(2)	99.9	24,491,064	2,492
Total / Weighted Average	99.5%	$69,949,567	2,058

Recurring Multifamily Capital Expenditures per Unit

For the three months ended March 31, 2014	$81

________________________________________________________________

(1)
In calculating the percentage of units leased, we removed from the numerator and denominator 21 units at one property which are temporarily unoccupied as a result of damage related to a fire. Lost rent from those units is being covered by insurance.

(2)	Excludes 8,013 square feet of ancillary retail space generating annualized rent of $238,824.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Multifamily Development Projects

Rendering of The Landmark (center), with our existing Barrington Plaza and Landmark II properties in foreground.

We are currently working on two multi-family development projects, each to be located on sites that we already own:

Moanalua Hillside Apartments, Honolulu, Hawaii
Projected Units	Estimated Cost (1)	Anticipated Start of Construction	Anticipated Construction Period
496	$100M - $120M	2014	18 months
Our Moanalua Hillside apartments currently includes 696 apartment units located on 28 acres near downtown Honolulu and key military bases. We plan to add 496 new units, upgrade the existing apartment buildings, improve the parking and landscaping, and build a brand new community center and gym.

The Landmark, Brentwood, California
Projected Units	Estimated Cost(1)	Anticipated Start of Construction	Anticipated Construction Period
376	$100M - $120M	2015	18-24 months
The Landmark would be the first new residential high-rise development west of the 405 freeway in almost 40 years, offering stunning oceans views and luxury amenities. Current plans call for a 34 story, 376 unit tower located on a site where we currently have a supermarket.

_________________________________________

(1)
Estimated cost does not include the costs of the land, which in each case was previously purchased in connection with the current use. In the case of The Landmark, the cost of the existing underground parking garage is also not included.

NOTES:
These development projects are subject to change or abandonment before completion given the complex and unpredictable development process in our markets.

Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Guidance

2014 OUTLOOK

Metric	2014 Guidance	Compared to Prior Guidance
Funds From Operations (FFO)	$1.57 to $1.63 per share	unchanged
Adjusted Funds From Operations (AFFO)	$1.18 to $1.24 per share	unchanged
Office occupancy rate as of 12/31/2014	1.0% to 2.0% greater than at 12/31/2013	revised
Residential leased rate as of 12/31/2014	Essentially fully leased	unchanged
Same property cash NOI growth rate	Up 1.5% to 2.5% from 2013	revised
G&A	$27 million to $28.5 million	unchanged
Interest expense	$128 million to $129 million	unchanged
Revenue from above/below market leases	$22 million to $23 million(1)	unchanged
Straight-line revenue	$4 million to $5.5 million	unchanged
Recurring capex (Office)	$0.25 per square foot	unchanged
Recurring capex (Multifamily)	$450 per unit	unchanged
Weighted average diluted shares	175 million to 176 million(2)	unchanged
______________________________________________

(1)
Often referred to as "FAS 141 income." Assumes that we exercise our option to purchase the land under one of our office buildings in Honolulu, which accelerates the remaining unamortized balance on our ground lease for that building.

(2) The variation depends on the market price for our common stock and not on any stock issuances.

These projections are forward looking statements and reflect our views of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the impact of various events, some of which are referenced in this earnings package or during our quarterly conference calls. Except as disclosed, this guidance does not include the impact on operating results from possible future property acquisitions or dispositions, other possible capital markets activity, and possible future impairment charges. There can be no assurance that our actual results will not differ materially from the estimates set forth above.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired leases; loan premiums, discounts and costs; amortization of interest rate contracts; non-cash compensation expense; and adjustments attributable to consolidated joint ventures and investment in unconsolidated real estate funds, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow, but may provide an additional perspective on our operating results and ability to fund cash needs and pay dividends.  As a widely reported measure of the performance of REITs, AFFO is also used by some investors to compare our performance with other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs. AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 249,277 square feet with respect to signed leases not yet commenced at March 31, 2014).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent. Annualized rent does not include lost rent covered by insurance.

Diluted Shares:  Diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and represent ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.

Funds From Operations (FFO):  We calculate FFO before noncontrolling interests in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO is a non-GAAP financial measure which represents net income calculated in accordance with GAAP, excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred loan costs), and after adjustments for investments in unconsolidated real estate funds.  We provide FFO as a supplemental performance measure because, by excluding real estate depreciation, amortization and gains and losses from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO is used by some investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs.  FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Net Operating Income (NOI):  NOI is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate. We present two forms of NOI:

•
“NOI - GAAP basis” is calculated by excluding the following from our net income : general and administrative expense, depreciation and amortization expense, other income, other expense, income (or loss) including depreciation from unconsolidated real estate funds, interest expense, acquisition related expenses, and net income attributable to noncontrolling interests.

•	“NOI - Cash basis” is calculated by excluding from GAAP basis NOI our straight-line rent and the amortization of acquired above and below market leases.

Definitions

We provide NOI as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by some investors as a basis to compare our operating performance with that of other REITs.   However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs' NOI. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Occupancy Rate:  Represents percent leased, not including signed leases not yet commenced, as of March 31, 2014.

Properties Owned:  Our "Consolidated Portfolio" includes all properties included in our consolidated results, of which we own 100% except for a 79,000 square foot property owned by a joint venture in which we own a 66.67% interest. Our "Total Portfolio" includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

Quarterly Average Percent Occupied: Represents the average of the percentage occupied on the last day of the current and prior quarter.

Rentable Square Feet:  Based on BOMA 1996 remeasurement.  At March 31, 2014, total consists of 13,654,591 leased square feet (including 249,277 square feet with respect to signed leases not commenced), 1,273,506 available square feet, 106,976 building management use square feet and 60,052 square feet of BOMA 1996 adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Shares of Common Stock Outstanding:  Represents undiluted common shares outstanding as of March 31, 2014, and therefore excludes units in our Operating Partnership and other convertible equity instruments.

Short Term Leases:  Represents leases that expired on or before the measurement date or had a term of less than one year, including, for example, hold over tenancies, month to month leases and other short term occupancies.